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                                                                       EXHIBIT 5


                  [LETTERHEAD OF LOCKE PURNELL RAIN HARRELL]


December 14, 1994




Atmos Energy Corporation
5430 LBJ Freeway
1800 Three Lincoln Center
Dallas, TX 75240-0205

    Re:  Registration Statement on Form S-3,
         Atmos Energy Corporation Direct Stock Purchase Plan

Gentlemen:

    Pursuant to your request, we have examined the Atmos Energy Corporation Direct Stock Purchase Plan (the "Plan"), which was originally approved by the Board of Directors of Atmos Energy Corporation (the "Company") on November 7, 1987. We have also examined the Articles of Incorporation, as amended, of the Company and corporate proceedings of the Company as reflected in minutes of meetings of the Board of Directors.

    Based upon our examination of the papers and documents referred to in the preceding paragraph, together with such other papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

    1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas. The Company is authorized by its Articles of Incorporation, as amended, to issue 50,000,000 shares of Common Stock having no par value, of which 15,347,251 shares were outstanding on December 12, 1994. All of the outstanding shares were duly and validly issued and are fully paid and nonassessable.

    2.  The Plan has been duly adopted by the Board of Directors of the Company.

    3. Shares of Common Stock of the Company issued pursuant to the Plan will be, when issued by the Company in accordance with the terms of the Plan, fully paid and nonassessable, whether such shares shall theretofore have been authorized but unissued shares of the Common Stock of the Company or shares reacquired by the Company and held by it as treasury shares.
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Atmos Energy Corporation
December 14, 1994
Page 2


    We consent to the use of this opinion in connection with the Registration Statement on Form S-3 and the Prospectus constituting a part thereof filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of 700,000 shares of the Common Stock of the Company in connection with the Plan.

                                      Very truly yours,

                                      LOCKE PURNELL RAIN HARRELL
                                      (A Professional Corporation)



                                           /s/ DAN BUSBEE
                                      By: ________________________________
                                           Dan Busbee